EXHIBIT 99.02

                   COMMONWEALTH TELEPHONE ENTERPRISES, INC.
                       3,678,612 Shares of Common Stock
                     Initially Offered Pursuant to Rights
                          Distributed to Shareholders
                  of Commonwealth Telephone Enterprises, Inc.

                                                            September 25, 1998



               This notice is being distributed by Commonwealth Telephone Enterprises, Inc. (the "Company") to all holders of record of shares of its Common Stock, par value $1.00 per share (the "Common Stock"), and to all holders of record of shares of its Class B Common Stock, par value $1.00 per share (the "Class B Stock," and collectively with the Common Stock, the "Company Stock"), as of the close of business on September 25, 1998 (the "Record Date"), in connection with a distribution of transferable subscription rights (the "Rights") to acquire shares of Common Stock at a subscription price of $21.25 per share for each share of Common Stock. Each Right also carries the right to "oversubscribe" at the subscription price for shares of Common Stock that are not otherwise purchased pursuant to the exercise of rights.

               Each beneficial owner of Company Stock is entitled to 1 Right for each 5 shares of Company Stock owned.

               Enclosed are copies of the following documents:

               1. The Base Prospectus, as supplemented by the Prospectus
                  Supplement;

               2. Subscription Certificate;

               3. The "Instructions as to Use of Commonwealth Telephone
                  Enterprises, Inc. Subscription Certificates" (including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9);

               4. Important Tax Information;

               5. A Notice of Guaranteed Delivery for Subscription
                  Certificates issued by Commonwealth Telephone Enterprises, Inc.; and

               6. A return envelope addressed to First Union National Bank, the Subscription Agent.

               Your prompt action is requested. The Rights will expire at 5:00 P.M., New York City time, on October 23, 1998, unless extended (as it may be extended, the "Expiration Date").

               To exercise Rights, properly completed and executed Subscription Certificates (unless the guaranteed delivery procedures are complied with) and payment in full for all Rights exercised must be delivered to the Subscription Agent as indicated in the Prospectus prior to 5:00 P.M., New York City time, on the Expiration Date.

               Additional copies of the enclosed materials may be obtained from MacKenzie Partners, Inc., the Information Agent. The Information Agent's toll-free telephone number is (800) 322-2885.

                                     Very truly yours,




                                     COMMONWEALTH TELEPHONE ENTERPRISES, INC.